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                                                                     EXHIBIT 5.1



                                 HELEN W. MELMAN
                                 ATTORNEY AT LAW
                         1299 OCEAN AVENUE, FOURTH FLOOR
                         SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE (310) 458-6900
                            FACSIMILE (310) 394-5749

                                                October 24, 1996

Dense-Pac Microsystems, Inc.
7321 Lincoln Way
Garden Grove, California 92641

                  Re:      Registration Statement on Form S-8

Gentlemen:

         Dense-Pac Microsystems, Inc., a California corporation (the "Company"), proposes to issue and sell up to 2,000,000 shares of its Common Stock, no par value (the "Shares"), upon the exercise of stock options granted and to be granted from time to time under the Company's 1996 Stock Option Plan (the "Plan"). The Shares are being registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about October 24, 1996.

         In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

                  1.       Restated Articles of Incorporation of the Company;

                  2.       Bylaws of the Company, as amended to date;

                  3. Certain resolutions adopted by the Board Directors and shareholders of the Company; and

                  4.       The Plan.

         I have obtained from public officials and from officers of the Company and examined originals or copies, identified to my satisfaction, of such other certificates, documents and other

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                                                                  EXHIBIT 5.1




October 24, 1996
Dense-Pac Microsystems, Inc.
Page 2

assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.

         I have additionally consulted with officers and representatives of the Company and have obtained such representations with respect to matters of fact as I deem necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

                  Based on the foregoing, it is my opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

                  I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                       /S/ HELEN W. MELMAN

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